SUB-ITEM 77(I)
                       TERMS OF NEW OR AMENDED SECURITIES

         Part A to the Registrant's Registration Statement on Form N-2 is incorporated by reference as filed pursuant to Rule 497 of the Securities Act of 1933, as amended, via EDGAR on March 11, 2004, accession number 0000935069-04-00494.

Part B to the Registrant's Registration Statement on Form N-2 is incorporated by reference as filed pursuant to Rule 497 of the Securities Act of 1933, as amended, via EDGAR on June 9, 2003, accession number 0000930413-03-001798.